UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  July 13, 2004
                                ----------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Florida                      0-26028                22-2671269

(State or Other Jurisdiction of (Commission File Number)    (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                               6531 NW 18TH COURT
                              PLANTATION, FL 33313
               --------------------------------------------------
                    (Address of principal executive offices)


                                 (954) 581-9800
                    -----------------------------------------
                         (Registrant's telephone number)




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Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURES

On July 13, 2004, we announced that Tim Hansen was appointed by the Board of Directors to serve as the new Chief Executive Officer and Board member. Mr. Hansen has served in top-level executive positions in the medical imaging industry over a 30-year period and was notably President of Picker Medical Systems, a leading company in the diagnostic imaging market. Most recently, Mr. Hansen was with Cardinal Health, Inc. as the general manager of the Radiation Management Services, a leading provider of medical imaging quality assurance instruments and solutions.

We issued a press release, IMAGING DIAGNOSTIC SYSTEMS ANNOUNCES APPOINTMENT OF NEW CEO AND DIRECTOR, on July 13, 2004. The press release, attached as Exhibit
99.1 hereto and incorporated herein by reference is being furnished pursuant to
Item 5.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated July 14, 2004


                                  /s/ Allan L. Schwartz
                                  ---------------------
                                  By: Allan L. Schwartz
                                  Executive Vice President
                                  Chief Financial Officer